UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2006; February 19, 2007; August 13, 2007

GRAN TIERRA ENERGY INC.

(Exact name of Registrant as specified in its charter)
Nevada	98-0479924
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Commission file number: 000-52594

300, 611 - 10th Avenue S.W.
Calgary, Alberta, Canada T2R 0B2
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (403) 265-3221

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On February 20, 2006, we issued 1,587,302 shares of our common stock to one holder of exchangeable shares, which were issued by a subsidiary of Gran Tierra in a share exchange on November 10, 2005, and were exchangeable for shares of our common stock.

On six separate dates beginning on March 6, 2006 and ending on February 19, 2007, we issued an aggregate of an additional 1,269,840 shares of our common stock to seven holders of exchangeable shares upon exchange of their exchangeable shares.

On four separate dates beginning on June 5, 2007 and ending on August 13, 2007, we issued an aggregate of an additional 1,085,714 shares of our common stock to seven holders of exchangeable shares upon exchange of their exchangeable shares.

The shares were issued to these holders in reliance on Regulation S promulgated by the SEC as no investor was a resident of the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 4, 2008	GRAN TIERRA ENERGY INC.

	By:	/s/ Martin H. Eden
Martin H. Eden
Chief Financial Officer